Exhibit 10.1

$275,000,000

GOODRICH PETROLEUM CORPORATION

8.875% Senior notes due 2019

Purchase Agreement

February 25, 2011

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $275,000,000 principal amount of its 8.875%Senior notes due 2019 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of March 2, 2011 (the “Indenture”) among the Company, Goodrich Petroleum Company, L.L.C., a Louisiana Limited Liability Company (the “Guarantor”), which is the Company’s only subsidiary and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantor have prepared a preliminary offering memorandum dated February 22, 2011 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), to be dated the Closing Date (as defined below), pursuant to which the Company and the Guarantor will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

In addition, prior to the Closing Date the Amended and Restated Credit Agreement dated as of May 5, 2009 by and among the Guarantor, BNP Paribas, as the agent, and the lenders party thereto, as amended (the “Credit Agreement”) shall have been further amended as described in the Time of Sale Information and as necessary to permit the issuance and sale of the Securities (such Credit Agreement, as further amended by this further amendment, is herein referred to as the “Amended Credit Agreement”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.75% of the principal amount thereof plus accrued interest, if any, from March 2, 2011 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the no registration opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(j), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company and the Guarantor acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantor or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representative or any Initial Purchaser of the

Company, the Guarantor, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantor or any other person.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on March 2, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company and the Guarantor (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii)

and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d) Financial Statements. The historical financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the financial position of the Company and the Guarantor as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial or statistical information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, as of the dates and for the periods presented, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(e) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Information, except as disclosed in the Time of Sale Information, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, financial condition, results of operations, stockholders’ equity or properties of the Company and the Guarantor, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Time of Sale Information and the Offering Memorandum, neither the Company nor the Guarantor has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Guarantor, individually or taken as a whole, except for liabilities, obligations and transactions incurred in the ordinary course of business which are disclosed in the Time of Sale Information.

(f) Organization and Good Standing. Each of the Company and the Guarantor has been duly organized and validly exists as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Guarantor is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, stockholders’ equity or properties of the Company and the Guarantor, individually or taken as a whole (a “Material Adverse Effect”).

(g) Licenses and Permits. Each of the Company and the Guarantor has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Time of Sale Information and the Offering Memorandum. No Consent contains a materially burdensome restriction not adequately disclosed in the Time of Sale Information and the Offering Memorandum.

(h) Subsidiaries. The Guarantor is the only subsidiary of the Company. Except for the Guarantor, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

(i) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding equity interests of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for liens that arise under the Credit Agreement (including the Amended Credit Agreement).

(j) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture

(including each Guarantee set forth therein), the Exchange Securities (including the related Guarantee) and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related Guarantee) will have been duly authorized by the Company and the Guarantor and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and the Guarantor, as guarantor, enforceable against the Company and the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor; and the Registration Rights Agreement has been duly authorized by the Company and the Guarantor and on the Closing Date will be duly executed and delivered by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(p) No Violation or Default. Neither the Company nor the Guarantor is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Time of Sale Information.

(q) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) assuming the execution and delivery of the Amended Credit Agreement by all parties thereto, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Guarantor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state or foreign securities or blue sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related Guarantee) under the Securities Act, the Trust Indenture Act and applicable state or foreign securities laws or blue sky laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. as contemplated by the Registration Rights Agreement.

(s) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Guarantor is or may be a party or to which any property of the Company or the Guarantor is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or the Guarantor, could reasonably be expected to have a Material Adverse Effect; to the Company’s and the Guarantor’s knowledge, no such proceeding is threatened or contemplated.

(t) Independent Accountants. Ernst & Young LLP has certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum and is an independent public accountant with respect to the Company and the Guarantor within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Reserve Information. Netherland Sewell & Associates, Inc. (“Netherland Sewell”), a petroleum engineering firm from whose reserve reports information (the “Reserve Information”) is included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the Time of Sale Information and the Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Time of Sale Information and the Offering Memorandum and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Time of Sale Information and the Offering Memorandum and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Securities Act Regulations and Industry Guide 2 under the Securities Act.

(v) Liens. Except as otherwise set forth in the Time of Sale Information, and except for (a) the usual and customary liens in favor of the operator under applicable operating agreements, (b) mechanic’s and materialman’s liens that are not delinquent or are being disputed in good faith, (c) liens of the various taxing authorities for ad valorem property taxes that are not yet due, or if due, are not delinquent, (d) liens that arise under the Credit Agreement (including the Amended Credit Agreement), and (e) such other liens, encumbrances and defects that, individually or in the aggregate, would not materially affect the value thereof or materially interfere with the use made or to be made thereof by them, the Company and the Guarantor have title to the properties described in the Time of Sale Information and the Offering Memorandum as being owned by them as follows: (A) with respect to producing properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), such title is good and Defensible (as defined below) and free and clear of all Liens; (B) with respect to their respective non-producing leasehold properties (including undeveloped locations on leases held by production and those leases not held by production and including exploration prospects described in the Time of Sale Information and the Offering Memorandum as being owned by them), such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (C) with respect to their respective real property other than oil and gas interests described in the Time of Sale Information and the Offering Memorandum as being owned by them, such title is good and indefeasible and free and clear of all Liens; and (D) with respect to their respective personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Time of Sale Information and the Offering Memorandum as being owned by the Company and the Guarantor, that the Company and the Guarantor (i) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of Netherland Sewell dated as of December 31, 2010 (the “Netherland Sewell Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (ii) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the Company’s share of costs and expenses used in the Netherland Sewell Report, without increase throughout the life of such properties.

(w) Title to Intellectual Property. The Company and the Guarantor (i) own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Time of Sale Information and the Offering Memorandum and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.

(x) Investment Company Act. The Company and the Guarantor are not and, at all times up to and including the consummation of the transactions contemplated by this Agreement and the Time of Sale Information and at all times during the offering of the Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. Each of the Company and the Guarantor has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Guarantor is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or the Guarantor’s federal, state, local or foreign taxes is pending or, to the best of the Company’s and the Guarantor’s knowledge, threatened, except where such assessment could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Guarantor in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2010, the Company and the Guarantor have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Guarantor.

(z) No Labor Disputes. No labor disturbance by the employees of the Company or the Guarantor exists or, to the best of the Company and the Guarantor’s knowledge, is imminent and the Company and the Guarantor are not aware of any existing or imminent labor disturbances by the employees of any of its or the Guarantor’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(aa) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or the Guarantor (or, to the Company’s and the Guarantor’s knowledge, any other entity for whose acts or omissions the Company or the Guarantor is or may be liable) upon any property now or previously owned or leased by the Company or the Guarantor, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health (to the extent relating to exposure to toxic or other wastes or other hazardous substances), natural resources or the environment (“Environmental Law”), except for any violation or liability which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Guarantor has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company’s and the Guarantor’s knowledge, threatened administrative, regulatory or judicial action, claim, notice of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Guarantor, except where such action, claim, notice, non-compliance, violation, investigation or proceedings could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Guarantor is in compliance with any and all Environmental Laws and has received and is in compliance with all permits, licenses or other approvals required of them under any and all Environmental Laws to conduct their respective businesses except where such non-compliance or failure to receive could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no costs and liabilities relating to Environmental Laws that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Compliance With ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or the Guarantor would have any liability; each employee benefit plan for which the Company or the Guarantor would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; neither the Company nor the Guarantor has incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company or the Guarantor would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(cc) Disclosure Controls. The Company and the Guarantor maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Guarantor have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. The Company and the Guarantor maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Insurance. The Company and the Guarantor maintain insurance in such amounts and covering such risks as the Company and the Guarantor reasonably consider adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Guarantor under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and the Guarantor reasonably believe that they will be able to renew their existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ff) No Stabilization. Neither the Company nor the Guarantor nor any of their affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(gg) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described and described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Guarantor to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through the Guarantor, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(hh) No Unlawful Payments. Neither the Company nor the Guarantor nor, to the best knowledge of the Company and the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Guarantor has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and the Guarantor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Guarantor with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.

(jj) Compliance with OFAC. None of the Company, the Guarantor or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Company or the Guarantor is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ll) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

Any certificate signed by or on behalf of the Company or the Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor (as applicable) to the Initial Purchasers as to the matters covered thereby.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Guarantor will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will as soon as practicable notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantor will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the

Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (as in effect on July 20, 2010); and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of the Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Chief Financial Officer’s Certificate. The Representative shall have received letters, dated, respectively, the date of this Agreement and the Closing Date, executed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D and E hereto.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Comfort Letter From Netherland Sewell. The Initial Purchasers shall have received letters from Netherland Sewell, an independent petroleum engineers firm for the Company, dated, respectively, as of the date hereof and as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Initial Purchasers’ Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Time of Sale Information and the Offering Memorandum and such related matters as the Initial Purchasers shall reasonably request.

(h) Opinion of Counsel for the Company. Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

(i) Opinion of Louisiana and Texas Counsel for the Company. Gordon Arata McCollam Duplantis & Eagan, LLC, Louisiana and Texas counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto.

(j) Opinion of General Counsel for the Company. Michael J. Killelea, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex H hereto.

(k) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(m) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(n) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and the Guarantor.

(o) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p) The Amended Credit Agreement shall have been amended to permit the issuance and sale of the Securities, and as described in the Time of Sale Information, and the applicable amendment shall be in effect on the Closing Date.

(q) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Offering Memorandum: the 4th sentence of the 8th paragraph and the 10th paragraph under the caption “Plan of Distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantor, their respective directors and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Global Market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, except that the Initial Purchasers will pay fifty percent of any expenses incurred in connection with the use of any private aircraft in connection with any such “road show.”

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Initial Purchasers.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (713)-216-8870); Attention: Jack Smith. Notices to the Company and the Guarantor shall be given to them at the address set forth in the Offering Memorandum, Attention: Michael J. Killelea, telecopy (713) 780-9494, with a copy to counsel to the Company at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: James M. Prince, telecopy (713) 615-5962.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GOODRICH PETROLEUM CORPORATION

By:	/s/ Jan L. Schott
	Name:	Jan L. Schott, CPA
	Title:	Senior Vice President and Chief Financial Officer

GOODRICH PETROLEUM COMPANY, L.L.C.

By:	/s/ Jan L. Schott
	Name:	Jan L. Schott, CPA
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted: February 25, 2011

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By	/s/ Adam Bernard
Authorized Signatory

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities LLC	$82,500,000
Jefferies & Company, Inc.	$34,375,000
BMO Capital Markets Corp.	$27,500,000
BNP Paribas Securities Corp.	$27,500,000
RBC Capital Markets, LLC	$27,500,000
Wells Fargo Securities, LLC	$27,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$20,625,000
BBVA Securities Inc.	$13,750,000
Morgan Stanley & Co. Incorporated	$13,750,000

Total	$275,000,000

ANNEX A

a. Additional	Time of Sale Information

1. Pricing supplement containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

[Pricing Supplement Follows]

February 25, 2011

Goodrich Petroleum Corporation

Pricing Supplement

Issuer:	Goodrich Petroleum Corporation
Security description:	Senior notes due 2019
Distribution:	144A/RegS with Registration Rights
Size:	$275,000,000
Gross proceeds:	$275,000,000
Net proceeds to Issuer (before expenses):	$268,812,500
Maturity:	March 15, 2019
Coupon:	8.875%
Price:	100% of face amount
Yield to maturity:	8.875%
Spread to Benchmark Treasury:	+603 bps
Benchmark Treasury:	UST 2.75% due February 15, 2019
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2011
Clawback:	Up to 35% at 108.875%
Until:	March 15, 2014
Optional Redemption:	Make-whole call @ T+50bps prior to March 15, 2015, then:
	On or after:	Price:

	March 15, 2015	104.438%
	March 15, 2016	102.219%
	March 15, 2017 and thereafter	100.000%
Change of control:	Putable at 101% of principal plus accrued interest
Trade date:	February 25, 2011
Settlement:	(T+3); March 2, 2011
CUSIP:	144A: 382410AD0 RegS: U38254AA3
ISIN:	144A: US382410AD01 RegS: USU38254AA38
Denominations/Multiple:	2,000 x 1,000
Ratings:	[Intentionally Omitted]
Joint book-running managers:	J.P. Morgan
Jefferies
BMO Capital Markets
BNP Paribas
RBC Capital Markets
Wells Fargo Securities
BofA Merrill Lynch
Co-managers:	BBVA Securities
Morgan Stanley

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D

[Form of Chief Financial Officer’s Certificate]

GOODRICH PETROLEUM CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

February 25, 2011

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Purchase Agreement, dated February 25, 2011, among Goodrich Petroleum Corporation (the “Company”), Goodrich Petroleum Company, L.L.C. (the “Guarantor”) and J.P. Morgan Securities LLC, as representative of the several Initial Purchasers named in Schedule 1 thereto (the “Purchase Agreement”).

In connection with the offering by the Company of its 8.875% Senior notes due 2019 (the “Securities”), and to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities, I, Jan L. Schott, Senior Vice President and Chief Financial Officer of the Company, do hereby certify (based on a careful examination of the Company’s books and records) on behalf of the Company as follows:

1. I have read the financial data marked on the copies of certain pages of the annual report on Form 10-K for the year ended December 31, 2010, attached hereto as Exhibit A (the “Financial Data”), which is incorporated by reference in the Time of Sale Information (as defined in the Purchase Agreement). With regard to the Financial Data, the Company has performed the following procedure, which was applied as indicated with respect to the corresponding letter as explained below:

A. Compared to or recomputed from amounts in the audited consolidated financial statements of the Company and notes thereto for the periods indicated and found them to be in agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed her name as of the date first written above.

By:
	Name:	Jan L. Schott
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to CFO Certificate]

ANNEX E

[Form of Chief Financial Officer’s Bring-Down Certificate]

GOODRICH PETROLEUM CORPORATION

CHIEF FINANCIAL OFFICER’S BRING-DOWN CERTIFICATE

March 2, 2011

Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Purchase Agreement, dated February 25, 2011, among Goodrich Petroleum Corporation (the “Company”), Goodrich Petroleum Company, L.L.C. (the “Guarantor”) and J.P. Morgan Securities LLC, as representative of the several Initial Purchasers named in Schedule 1 thereto (the “Purchase Agreement”).

I, Jan L. Schott, Senior Vice President and Chief Financial Officer of the Company, refer to my certificate dated February 25, 2011 (the “Certificate”), relating to the offering of the Company’s 8.875% Senior Notes due 2019 (the “Securities”), and to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities, do hereby reaffirm, as of the date hereof (and as though made on the date hereof), all statements made in the Certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed her name as of the date first written above.

By:
	Name:	Jan L. Schott
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to CFO Bring-Down Certificate]

ANNEX F

[Form of Opinion of Counsel for the Company and the Guarantor]

(a) The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information. The Company is duly qualified to do business and in good standing as a foreign corporation in the State of Texas.

(b) The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.”

(c) The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

(d) The Indenture has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Guarantor insofar as such execution and delivery are governed by the laws of the State of New York, and assuming due execution and delivery thereof by the Trustee and due authorization, execution and delivery by the Guarantor, insofar as such execution and delivery is governed by the laws of the State of Louisiana, constitutes a legally valid and binding instrument of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally; (b) the effect of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (c) as any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations ((a); (b) and (c) collectively, the “Enforceability Exceptions”).

(e) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(f) The Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, the Exchange Securities (including the related Guarantee) will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and the Guarantor, as guarantor, enforceable against the Company and the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(g) The Purchase Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Guarantor insofar as such execution and delivery is governed by the laws of the State of New York; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Guarantor insofar as such execution and delivery is governed by the laws of the State of New York and, when duly executed and delivered by the other parties thereto and assuming due execution and delivery by the Guarantor insofar as such execution and delivery is governed by the laws of the State of Louisiana, will constitute valid and legally binding agreements of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(h) The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company or the Guarantor, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor or their respective properties or assets may be bound and which is (x) the Amended Credit Agreement or (y) listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2010 or as an exhibit to any subsequently filed report under the Exchange Act, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any federal, New York, Delaware or Texas state statute, rule or regulation or of the Delaware General Corporations Law (“DGCL”) or any judgment, order, rule or regulation known to such counsel of any court or arbitrator or governmental or regulatory authority under any federal, New York, or Texas state statute having jurisdiction over the Company or the Guarantor or under the DGCL, except, in the case of clauses (i) and (iii) for such violations that, in the aggregate, would not have a Material Adverse Effect; provided, however, that the opinion expressed in clause (iii) herein shall not include antifraud provisions of federal or state securities laws or Blue Sky laws or other antifraud statutes, rules or regulations.

(i) No consent, approval, authorization, order, registration filing, qualification, license or permit of or with any court or judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantee) and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities or blue sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers (as to which such counsel need express no opinion) and (ii) with respect to the Exchange Securities (including the related Guarantee) under the Securities Act and applicable state securities or blue sky laws as contemplated by the Registration Rights Agreement (as to which such counsel need express no opinion).

(j) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k) Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the initial resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(l) The statements in the Time of Sale Information under the captions “Description of notes” and “Exchange offer; registration rights” (when taken together with the terms of the Securities set forth in the Time of Sale Information), insofar as they purport to constitute a summary of the terms of the Securities, are accurate summaries in all material respects.

(m) The statements in the Time of Sale Information under the caption “Certain United States federal income tax considerations” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Time of Sale Information and the Offering Memorandum and related matters were discussed and, although it did not independently verify such information, are not passing upon, and do not assume any responsibility for and express no opinion regarding the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Time of Sale Information and the Offering Memorandum (except as expressly provided in paragraphs (l) and (m) above), on the basis of the foregoing participation (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company and the Initial Purchasers) no facts have come to the attention of such counsel that would cause such counsel to believe that (A) the Offering

Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Time of Sale Information, as of the Time of Sale (which such counsel may assume to be [    ] a.m. on the date of this Agreement), contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes, and schedules thereto and the auditor’s report thereon and any other financial or accounting data, and the oil and natural gas reserve and future net revenues data included or incorporated by reference in or omitted from, the Time of Sale Information or the Offering Memorandum).

Counsel may also state that as to matters with respect to which an opinion is stated to be “to our knowledge,” “known to us” or words of similar effect, such counsel has not undertaken any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but have been based upon reliance upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel who have devoted time to substantive legal matters for the Company and the Guarantor.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantor and public officials that are furnished to the Initial Purchasers.

The opinion of Vinson & Elkins L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

ANNEX G

[Form of Opinion of Gordon Arata McCollam Duplantis & Eagan, LLC]

1. The Guarantor is a limited liability company duly formed and validly existing under the limited liability company laws of the State of Louisiana, is in good standing with the Louisiana Secretary of State and has qualified to do business with the Texas Secretary of State under the name Goodrich Petroleum Company II, L.L.C. The Guarantor has the requisite company power under the laws of Louisiana to carry on any and all lawful business and to own its properties and assets. The Company is the sole member of the Guarantor.

2. Except for any matters that may be described in the Time of Sale Information or the Final Memorandum, we have no knowledge of any facts that would cause us to believe that the Guarantor is in violation of its Articles of Organization or its Operating Agreement.

3. The Guarantor has the requisite limited liability company power and authority to execute and deliver each of the Indenture, Notation of Guarantee, Purchase Agreement and Registration Rights Agreement (the “Transaction Documents”) and to perform its obligations thereunder.

4. The Indenture has been duly authorized, executed and delivered by the Guarantor insofar as such execution and delivery are governed by the laws of the State of Louisiana.

5. The Notation of Guarantee has been duly authorized, executed and delivered by the Guarantor insofar as such execution and delivery are governed by the laws of the State of Louisiana.

6. The Purchase Agreement has been duly authorized, executed and delivered by the Guarantor insofar as such execution and delivery are governed by the laws of the State of Louisiana.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor insofar as such execution and delivery are governed by the laws of the State of Louisiana.

8. The execution, delivery and performance by the Guarantor of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the organizational documents of the Guarantor or (ii) result in the violation of the laws of the State of Louisiana except, in the case of clause (ii) for such violations that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that the opinion expressed in clause (ii) herein shall not include state or federal securities laws or Blue Sky laws or antifraud statutes, rules or regulations.

9. No consent, approval, authorization, order, registration filing, qualification, license or permit of or with any governmental authority of the State of Louisiana is required by Louisiana law for the execution, delivery and performance by the Guarantor of each of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been or will be obtained or made on or prior to the Closing Date and (ii) as may be required under applicable state or federal securities or blue sky laws.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent it deems proper, on certificates of an officer of the Company provided that copies of any such statements or certificates shall be delivered to Initial Purchasers’ Counsel.

ANNEX H

[Form of Opinion of the General Counsel]

1. Except for any matters that may be described in the Time of Sale Information, such counsel has no knowledge of any facts that would cause them to believe that (a) the Company or the Guarantor has violated any environmental law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect, (b) the Company or the Guarantor does not have such authorizations of, or has not made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect.

2. To such counsel’s knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or overtly threatened in any Federal or state court located in the State of Louisiana or the State of Texas to which the Company or the Guarantor is or may be a party or to which any property of the Company or the Guarantor is or may be the subject which, if determined adversely to the Company or the Guarantor, would individually or in the aggregate have a Material Adverse Effect except for any matters that may be described in the Time of Sale Information.

3. Such counsel has no knowledge of any facts that would cause them to believe that the Company or the Guarantor is in violation of the Articles of Organization and Operating Agreement.

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